UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2015

AFTERMASTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10196	23-2517953
(Commission File Number)	(IRS Employer Identification No.)

6671 Sunset Blvd., Suite 1520 Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

(310) 657-4886

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2015, David Reynolds and Robert Kite resigned as directors and officers of AfterMaster, Inc. (the “Company”) to pursue other business opportunities. The Company thanks Messrs. Mr. Reynolds and Kite for their service to the Company.

On December 4, 2015, Mark Depew, Arnold Weintraub and Mirella Chavez were appointed as Directors of the Company. Lawrence Ryckman, President, Chief Executive Officer (CEO), and a director of the Company was appointed interim Chairman. Mr. Ryckman was appointed as interim Chairman to fill one of the vacancies left by one of the Director resignations described above. Mr. Depew was appointed Senior Vice President, Finance.

Mark Depew has had an extensive career as a licensed investment adviser in the financial services industries for over 30 years, and he has worked for Moloney Securities Co., Inc. since February of 2003. During Mr. Depew’s long career, he has aided several small cap companies. Since 2010, Mr. Depew has been one of the Company's largest fundraisers and continues to act as the representative of a large number of the Company's shareholders. As Senior Vice President, Finance, he will head-up all finance and shareholder relations matters on behalf of the Company. A compensation agreement for Mr. Depew has not yet been finalized.

Mr. Arnold Weintraub has been the Company's patent and Intellectual Property attorney since 2010. Mr. Weintraub has been invaluable in securing the Company's five issued patents, six trademarks and the filing of numerous patent applications.
Mr. Weintraub is a member of The Weintraub Group, P.L.C., where he has worked since August of 2003. He is an intellectual property specialist, including the preparation, prosecution and procurement of patents, trademarks, as well as copyright registrations. He also has an extensive litigation practice, practicing at both the trial and appellate levels involving intellectual property issues, including patents, trademarks, trade dress, trade secrets, copyrights and unfair competition matters. Prior to forming The Weintraub Group, P.L.C., Mr. Weintraub had been the head of the Intellectual Property group for the firm of Plunkett & Cooney, a large Midwest regional multiservice law firm, where he not only practiced in the area of Intellectual Property, but trained associates in this discipline as well.

Mr. Weintraub received his undergraduate degree in chemical engineering from Wayne State University in 1965. Mr. Weintraub is a 1968, cum laude, graduate of Wayne State University Law School. He has been registered to practice before the United States Patent and Trademark Office since 1970, as well as having been admitted to practice in various courts throughout the United States. Mr. Weintraub is a member of numerous professional organizations including the AIPLA and Tau Epsilon Rho Legal Society. A compensation agreement for Mr. Weintraub has not yet been finalized.

Mirella Chavez, 30, has been Chief Financial Officer (CFO) of the Company since April 16, 2013. Prior to her appointment as CFO, Ms. Chavez was the Company’s Chief Accountant since October 1, 2006. Ms. Chavez holds a Bachelor of Science in Accounting and a Business, Management and Marketing degree from DeVry University. Pursuant to Ms. Chavez’s employment contract with the Company, Ms. Chavez receives $80,000 per annum in cash and $80,000 in shares of the Company’s common stock at a discount of 25% to the market price calculated on a quarterly basis. Ms. Chavez will serve as CFO, Secretary and Treasurer until termination or resignation.

The Company expects the appointment of additional Officers and Directors in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 7, 2015	AFTERMASTER, INC.
	By:	/s/ Larry Ryckman
Name: Larry Ryckman
Title: President and Chief Executive Officer